UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2024

Westrock Coffee Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41485	80-0977200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4009 N. Rodney Parham Rd.

3rd Floor

Little Rock, AR 72212

(Address of Principal Executive Offices, and
Zip Code)

(501) 918-9358

Registrant’s Telephone Number, Including
Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of common stock, par value $0.01 per share	WEST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock, par value $0.01 per share	WESTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Notes due 2029

On February 15, 2024, Westrock Coffee Company, a Delaware corporation (the “Company”) sold and issued in a private placement $72 million in aggregate principal amount of 5.00% convertible senior notes due 2029 (the “Convertible Notes”).

The Convertible Notes will be unsecured and senior obligations of the Company and will accrue interest at a rate of 5.00% per annum.

Noteholders may convert their Convertible Notes at their option only in the following circumstances:

(A)       during the period commencing on August 15, 2024, and prior to the close of business on the trading day immediately preceding August 15, 2028, if the closing price for at least 20 trading days (whether or not consecutive) during the period of any 30 consecutive trading days in the immediately preceding calendar quarter is equal to or greater than 130% of the conversion price;

(B)       during the period commencing on August 15, 2028, and prior to the close of business on the second scheduled trading day immediately preceding February 15, 2029, at any time; and

(C)       during the 35 trading days following the effective date of certain fundamental change transactions that occur prior to the close of business on the trading day immediately preceding August 15, 2028.

The Company will settle conversions by paying or delivering, as applicable, at the Company’s election, cash, shares of the Company’s common stock (“Common Stock”) or a combination of cash and shares of Common Stock. The Company may not issue more than 19.99% of the issued and outstanding Common Stock immediately prior to the issuance of the Convertible Notes in respect of the conversion of the Convertible Notes.

The initial conversion price of the Convertible Notes is $12.84, which corresponds to an initial conversion rate of approximately 77.88 shares of Common Stock per $1,000 principal amount of Convertible Notes. The conversion price and conversion rate are subject to customary adjustments.

The Convertible Notes do not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the Company or any of its subsidiaries. The Convertible Notes contain customary terms regarding events of default. If any event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, then each noteholder may, by written notice to the Company, declare the principal amount of, and all accrued and unpaid interest on, such noteholder’s Convertible Notes to become due and payable immediately. If an event of default involving certain events of bankruptcy, insolvency or reorganization occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Convertible Notes then outstanding will immediately become due and payable without any further action or notice by any person.

The purchasers of the Convertible Notes are Westrock Group, LLC (a holder of more than 5% of the outstanding Common Stock and an affiliate of Scott Ford, the Company’s Chief Executive Officer and a member of the board of directors of the Company (the “Board”)), Wooster Capital, LLC (an affiliate of Joe Ford, chairman of the Board), an affiliate of The Stephens Group, LLC (a holder of more than 5% of the outstanding Common Stock), an affiliate of Sowell Westrock, L.P. (a holder of more than 5% of the outstanding Common Stock), HF Direct Investments Pool, LLC (a holder of more than 10% of the outstanding Common Stock), an affiliate of the Herbert Hunt family and an individual investor. The offer and sale of the Convertible Notes was authorized and approved unanimously by the Audit and Finance Committee of the Board in accordance with the Company’s Related Party Transactions Policy.  For additional information about the Company’s related parties and transaction with related parties, see the section of the Company’s definitive proxy statement for the Company’s 2023 annual meeting of stockholders titled “Relationships and Certain Related Transactions”, which is incorporated herein by reference.

A copy of the form of Convertible Note is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Credit Agreement Amendment

On February 15, 2024, Westrock Beverage Solutions, LLC (the “Borrower”), a Delaware limited liability company and a wholly-owned subsidiary of the Company, entered into Amendment No. 3 (the “Amendment”) among the Borrower, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent, to the Credit Agreement dated as of August 29, 2022 (as amended by the Amendment, the “Amended Credit Agreement”), among the Borrower, the Company, Wells Fargo Bank, N.A., as administrative agent, as collateral agent and as swingline lender, Wells Fargo Securities, LLC, as sustainability structuring agent, the issuing banks party thereto from time to time and the lenders party thereto from time to time.

The Amendment modified the existing covenant relief period (the “Covenant Relief Period”), which commenced on June 30, 2023, and will end on the earlier to occur of (i) April 1, 2026 and (ii) any date following June 30, 2024, on which the Borrower elects to terminate the Covenant Relief Period subject to satisfaction of certain conditions.

During the Covenant Relief Period, the Borrower’s ability to incur additional indebtedness and make investments, restricted payments and junior debt restricted payments will be more limited. The Amendment will permit the Borrower to issue convertible notes, including the Convertible Notes.

During the Covenant Relief Period, the applicable margin for any term SOFR rate loan will range from 3.00% to 4.00% and for any ABR loan will range from 2.00% to 3.00%, in each case depending on the secured net leverage ratio. After the Covenant Relief Period, the applicable margin for any term SOFR rate loan will range from 2.00% to 3.00% and for any ABR loan will range from 1.00% to 2.00%, in each case depending on the secured net leverage ratio.

The Amended Credit Agreement requires the Borrower to maintain compliance with (i) a secured net leverage ratio at levels ranging from 4.50:1.00 to 6.25:1.00 and stepping down to 4.50:1.00 by April 2026 and (ii) an interest coverage ratio of at least 1.50:1.00 on and prior to September 30, 2025 and at least 2.00:1.00 on December 31, 2025 and thereafter. The Amended Credit Agreement also includes (i) a minimum liquidity covenant requiring the Borrower not to permit its liquidity, measured as of the last business day of each calendar month commencing March 29, 2024, to be less than $15 million and (ii) an anti-cash hoarding covenant, which shall be effective only during the Covenant Relief Period, requiring the Borrower to have no more than $20 million of unrestricted cash on the last day of each calendar month when revolving loans or letters of credit are outstanding or on the date of borrowing of a revolving loan.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached to this current report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On February 15, 2024, the Company issued a press release announcing, among other things, an update on its preliminary financial results for the fiscal year ended December 31, 2023. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report under the heading “Convertible Notes due 2029” is incorporated by reference into this Item 3.02.

The Convertible Notes were sold and issued without registration under the Securities Act in reliance on the exemption provided by Rule 506(b) of Regulation D promulgated under the Securities Act.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
4.1	Form of Convertible Note of Westrock Coffee Company, dated February 15, 2024

10.1*	Amendment No. 3, dated as of February 15, 2024, among Westrock Beverage Solutions, LLC, as the borrower, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent

99.1	Press Release, dated February 15, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules have been omitted from this exhibit in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COFFEE COMPANY

By:	/s/ Robert P. McKinney
	Name:	Robert P. McKinney
	Title:	Chief Legal Officer

Dated: February 15, 2024